UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2011
HEARTWARE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34256	26-3636023

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 Newbury Street, Suite 101 Framingham, MA	01701

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 508.739.0950
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On February 24, 2011, HeartWare International, Inc. (Nasdaq: HTWR — ASX: HIN) issued a press release announcing financial results for the year ended December 31, 2011. A copy of the release is furnished with this report as Exhibit 99.1.
The information in this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Bonus Plan for Executive Officers — Omnibus Plan Document. On February 22, 2011, the Compensation Committee adopted a new Bonus Plan for Executive Officers that sets forth a list of performance goals and criteria to choose from in setting each fiscal period’s specific metrics. The material terms of the plan are as follows:
•	Purpose: to provide incentives in the form of cash bonuses to the Company’s executive officers to make significant contributions to the Company’s success;

•	Administration: the plan shall be administered by the Compensation Committee, who shall determine the executive officers who will participate in the plan, set the plan periods, set target bonus amounts (including weightings and threshold/target/maximum amounts), establish performance goals, and make other determinations under the plan;

•	Performance Goals: goals related to the performance of the Company, any of its divisions, business units, subsidiaries, regions, products or lines of business, and/or the Participant personally may be based on any one or more of the following criteria: number of units; revenue; revenue growth; sales; expenses; margins; net income; earnings or earnings per share; cash flow; cash use; shareholder return; return on investment; return on invested capital, assets, or equity; profit before or after tax; operating profit (GAAP or non-GAAP); return on research and development investment; market capitalization; clinical trials (enrollment; completion; other factors); product development and improvements and milestones; commercialization of devices; FDA and other regulatory filings, milestones and approvals; audit results; market share; cycle time reductions; customer satisfaction measures; strategic positioning or marketing programs; business/information systems improvements; expense management; infrastructure support programs; human resource programs; customer programs; technology development programs; and any other financial metric(s) and/or operational or strategic programs. Personal performance may be a multiplier against other Performance Goals.

•	Determinations: the Committee shall determine the extent to which the respective performance goals and any other material terms of the bonus awards have been satisfied, and may determine to accelerate achievement or waive criteria in its discretion; and

•	Unfunded Nature: the plan shall be unfunded.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by HeartWare International, Inc. dated February 24, 2011.
10.1	HeartWare International, Inc. Bonus Plan for Executive Officers, dated February 22, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare International, Inc.
Date: February 24, 2011	By:	/s/ David McIntyre
		Name:	David McIntyre
		Title:	Chief Financial Officer and Chief Operating Officer